Exhibit 10.60

FOURTH AMENDMENT TO CONSTRUCTION LOAN AGREEMENT AND AMENDMENT

TO OTHER LOAN DOCUMENTS

LOAN TO TPG/P&A 2101 MARKET, L.P.

THIS FOURTH AMENDMENT TO CONSTRUCTION LOAN AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS (this “Amendment”), dated for reference purposes only as of July 1, 2010, is by and between TPG/P&A 2101 Market, L.P., a Pennsylvania limited partnership (“Borrower”) and Corus Construction Venture, LLC, a Delaware limited liability company, as successor-in-interest to CORUS Bank, N.A. (“Lender”).

RECITALS:

A. Borrower and Lender entered into the Construction Loan Agreement, dated for reference purposes only as of July 12, 2006, as amended by the First Amendment to Construction Loan Agreement, dated for reference purposes only as of June 25, 2008, as amended by the Second Amendment to Construction Loan Agreement, dated for reference purposes only as of June 25, 2009, and as amended by the Third Amendment to Construction Loan Agreement and Amendment to Other Loan Documents, dated for reference purposes only as of July 31, 2009 (collectively, the “Existing Agreement”), pursuant to which Lender agreed to make loans and other financial accommodations to Borrower for the Property (as defined in the Existing Agreement). Capitalized terms that are not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Existing Agreement.

B. Borrower has requested, and subject to the conditions of this Amendment, Lender has agreed to: (i) extend the Maturity Date, and (ii) provide two additional six-month extensions.

NOW THEREFORE, in consideration of the foregoing Recitals, each of which is made a contractual part hereof, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, Borrower and Lender hereby agree as follows:

1. Definitions.

1.1. Corus Construction Venture, LLC is the successor-in-interest to CORUS Bank, N.A. so any reference to “Lender” in the Existing Agreement or the other Loan Documents shall be deemed to mean Corus Construction Venture, LLC.

1.2. The following definition of “Loan Exposure” is hereby added to the Existing Agreement:

“Loan Exposure”: the outstanding principal balance of the Loan divided by the sum of: (i) the Saleable Square Footage of all Residential Units that are not under Sales Contracts, plus (ii) the Saleable Square Footage of all Residential Units that are under Sales Contracts for which Lender has not yet received the Minimum Release Price.

2. Extension of Maturity Date. Subject to the conditions of this Paragraph 2 and provided the other terms of this Amendment are satisfied, Lender hereby extends the Maturity Date to July 31, 2011. Upon the effectiveness of said extension, any reference to Maturity Date in any of the other Loan Documents shall be deemed to mean July 31, 2011, as such date may be further extended as provided in Paragraph 3 below or as such date may be accelerated in accordance with the terms of the Existing Agreement. In addition to the other terms and conditions set forth in this Amendment, as a condition precedent to the extension Borrower shall be obligated to pay to Lender an extension fee, in immediately available funds, equal to 1% of the unpaid principal balance as of July 1, 2010. The amount of the extension fee is $275,648.87, unless Borrower pays the interest for the period of June 1, 2010 through June 30, 2010 on or before July 10, 2010 in which event the extension fee shall be $274,041.94. Such fee shall be paid no later than July 10, 2010 and shall be deemed fully earned and non-refundable, regardless of the date of the payment in full of the Loan by Borrower. In the event Borrower fails to timely pay the aforesaid fee, the Maturity Date shall not be extended to July 31, 2011, and Borrower shall have no further options or rights to extend the Maturity Date beyond July 31, 2010.

3. Additional Extension Options. Borrower may elect to extend the term by two (2) six-month extensions; the first for the period of August 1, 2011 to January 31, 2012 and the second for the period of February 1, 2012 to July 31, 2012; provided that the following conditions are satisfied: (a) with respect to the first extension, Borrower fulfilled its obligations set forth in Paragraph 2 above; (b) with respect to the first extension, the Loan Exposure shall be no greater than $150 per Saleable Square Foot on the date of delivery of the election notice or on the commencement of the first extension period; (c) with respect to the first extension period, Borrower shall have paid to Lender the Minimum Interest Earnings (as defined in and in accordance with the terms set forth in Paragraph 5 below); (d) in all cases, Borrower has given Lender written notice of its election to extend, which notice is delivered to Lender no later than thirty (30) days prior to the then applicable maturity date; (e) in all cases, the Loan is not matured and no Event of Default or Unmatured Default shall have occurred and be continuing either on the date of delivery of any election notice or commencement of the extension period; (f) in all cases, the provider of the Preferred Equity Investment has agreed to extend the maturity / repayment date for a like time period; (g) with respect to the first extension, Borrower shall have paid to Lender on or before July 10, 2011 an extension fee, in immediately available funds, equal to 1% of the unpaid principal balance as of July 1, 2011; (h) with respect to the second extension, Borrower shall have paid to Lender on or before January 10, 2012 an extension fee, in immediately available funds, equal to 1% of the unpaid principal balance as of January 1, 2012. Once paid, the extension fees shall be deemed fully earned and non-refundable, regardless of the date of the payment in full of the Loan by Borrower.

With each extension, Borrower and Lender shall execute an agreement acknowledging the extension of the applicable maturity date. During the extension periods, interest only payments shall continue to be due and payable on the first day of the month according to the Interest Rate (or Default Rate, if applicable) then in effect on the principal balance outstanding during the applicable extension period.

4. Interest Rate. The first sentence of Section 4.4 of the Existing Agreement is hereby deleted in its entirety, and the following is substituted therefor:

Subject to the provisions of Section 4.7, the outstanding principal balance of the Loan, from time to time, shall bear interest at a rate (the “Interest Rate”) equal to the greater of: (i) 9.5% per annum or (ii) the sum of: (A) the three (3) month London Interbank Offered Rate (“LIBOR Adjustment Index”) as quoted in the Money Rates Section of the The Wall Street Journal on the morning of the date of the initial Disbursement or the applicable Adjustment Date plus (B) three and one-quarter percent (3.25%) (the “Applicable Percentage”).

In addition to the modification of Section 4.4 set forth above, the later reference to 7.0% in Section 4.4 is hereby deleted and 9.5% is substituted therefor.

5. Minimum Interest Earnings. On or before July 15, 2011, Lender shall deliver to Borrower notice of interest paid for the period from August 1, 2010 through July 10, 2011 (the “MIE Period”). In the event the notice reveals that Lender has not received interest payments from Borrower totaling $1,100,000 (“Minimum Interest Earnings”) for the MIE Period, then Borrower shall be obligated to pay to Lender by the earlier of (a) July 31, 2011 or (b) repayment of the Loan, the difference between the Minimum Interest Earnings and the actual interest amount paid during the MIE Period (the “MIE Deficiency”). The Minimum Interest Earnings and, if applicable, the MIE Deficiency shall be part of the Secured Obligations. Lender’s failure to deliver the notice set forth above shall not relieve Borrower from its obligation to pay the Minimum Interest Earnings and/or, if applicable, the MIE Deficiency.

6. Notice Provision. Section 11.7 of the Existing Agreement is hereby amended to delete the notice address for Corus Bank, and the following is substituted therefor:

To Lender:	Corus Construction Venture, LLC
175 West Jackson Boulevard
Suite 540
Chicago, Illinois 60604
Attn: Chris Barkidjija, Senior Vice President

With a copy to:	Corus Construction Venture, LLC
175 West Jackson Boulevard
Suite 540
Chicago, Illinois 60604
Attn: Rick Mathews, Esq.

7. Price List. Exhibit K of the Existing Agreement is hereby deleted in its entirety, and the Exhibit K attached hereto shall be substituted therefor. Borrower represents and warrants that the Price List represents an average of $665 per Saleable Square Foot for the Residential Units.

8. Representations and Warranties.

8.1. Borrower hereby remakes and ratifies all of the representations and warranties set forth in the Existing Agreement, as amended hereby, and each of the Loan Documents to which Borrower is a party. Borrower hereby represents and warrants that as of the date of this Amendment, there is no Event of Default or Unmatured Default under the Existing Agreement or any other Loan Document. Borrower further represents and warrants that, except as set forth on Schedule 6.1, all representations and warranties in the Existing Agreement and the other Loan Documents are true and correct as of the date made and to the extent they are continuing representations and warranties, as of the date hereof.

8.2. Borrower acknowledges and agrees that the outstanding principal balance, together with all accrued and unpaid interest as of July 1, 2010 is $27,564,887.03, which includes interest for the period of June 1, 2010 through June 30, 2010. Assuming the interest for the period of June 1, 2010 through June 30, 2010 were paid, the principal balance would be $27,404,194.40.

9. Conditions Precedent. The following shall be additional conditions precedent to the effectiveness of this Amendment.

9.1. Borrower shall have delivered to Lender two fully executed originals of this Amendment, the Reaffirmation of each Guarantor’s obligations attached hereto, and such other documents, instruments and agreements requested by Lender.

9.2. Borrower shall have delivered to Lender all appropriate authorizations and consents of Borrower, General Partner and Guarantors authorizing the execution and delivery of this Amendment and such other documents required by Lender.

9.3. Borrower shall have delivered to Lender a title report showing: (a) that real estate taxes are not past due or delinquent; (b) that sewer and water fees are not past due and delinquent; (c) no mechanics liens or other exceptions, other than the Permitted Exceptions and evidence of the recording of the Condominium Documents.

9.4. Borrower shall have paid all reasonable expenses, and costs and fees due Lender or Lender’s attorneys.

9.5. Borrower shall have delivered evidence to Lender that the recipients of the Preferred Equity Partner Initial Special Distribution, the Preferred Equity Partner Subsequent Special Distribution, and other equity pay outs have all agreed to defer such pay outs until after the Maturity Date, as such date may be extended in accordance with Paragraph 2 above.

10. Lender Acknowledgement. Lender acknowledges and agrees the Work has been Finally Completed.

11. Amendment Supplementary. This Amendment is supplementary to the Existing Agreement. All of the provisions of the Existing Agreement, including without limitation, the right to declare principal and accrued interest due for any cause specified in the Existing Agreement, as amended hereby, shall remain in full force and effect. The Existing Agreement and all rights and powers created thereby and thereunder or under such other documents are in all respects ratified and confirmed. From and after the date hereof, the Existing Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Existing Agreement shall continue in full force and effect and the Existing Agreement and this Amendment shall be read, taken and construed as one and the same instrument. In the event of any conflict between the terms of this Amendment and the terms of the Existing Agreement or any other Loan Document, this Amendment shall control.

12. Waiver of Claims. Borrower hereby acknowledges, agrees and affirms that Borrower does not possess any claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Existing Agreement, as amended hereby, or any other Loan Document (collectively, the “Claims”). Borrower further acknowledges and agrees that it has no knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Existing Agreement, as amended hereby, or any other Loan Document, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

13. Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement, binding on all of the parties hereto notwithstanding that all of the parties hereto are not signatories to the same counterpart. For purposes of negotiating and finalizing this Amendment (including any subsequent amendments thereto), any signed document transmitted by facsimile machine shall be treated in all manner and respects as an original document.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Construction Loan Agreement and Amendment to Other Loan Documents dated as of the date first above written.

BORROWER:

TPG/P&A 2101 Market, L.P., a
Pennsylvania limited partnership

By:	TPG/P&A 2101 Market, L.L.C., a Pennsylvania limited liability company, its General Partner

By:	/s/ Peter Shaw
Peter Shaw, Manager

LENDER:

Corus Construction Venture, LLC, a Delaware
limited liability company

By:	ST Residential, LLC, a Delaware limited liability company, its managing member

By:	/s/ John Barkidjija
John Barkidjija, Executive Vice President

THE UNDERSIGNED PARTIES, as guarantors to induce Lender to enter into the foregoing Fourth Amendment to Construction Loan Agreement and Amendment to Other Loan Documents (the “Amendment”), and with the express understanding that Lender would not enter into such Amendment without such undertaking by the undersigned parties, hereby acknowledge the terms and conditions set forth in the Amendment, and hereby expressly ratify, reaffirm and remake their respective liabilities and obligations as set forth in the (i) Guaranty of Completion and Indemnification Agreement, dated for reference purposes as of July 12, 2006, by Thomas Properties Group, L.P., Peter Shaw and Alan Casnoff in favor of Lender, and (ii) Environmental Indemnity Agreement, dated for reference purposes as of July 12, 2006, by Borrower, Thomas Properties Group, L.P., Peter Shaw and Alan Casnoff in favor of Lender, after giving effect to said Amendment, as if the terms of said Guaranty of Completion and Indemnification Agreement and Environmental Indemnity Agreement were set forth in their entirety herein.

Each of the undersigned hereby acknowledges, agrees and affirms that it / he does not possess any claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Loan Documents, as amended hereby (collectively, the “Claims”) to which each of the undersigned is a party. Each of the undersigned further acknowledges and agrees that it / he has no knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Loan Documents, as amended hereby, each of the undersigned hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

Lender hereby acknowledges that the Work has been Finally Completed.

Thomas Properties Group, L.P., a Maryland limited

partnership

By:	Thomas Properties Group, Inc., a Delaware corporation,
Its:	General Partner

By:	/s/ Paul S. Rutter
Paul S. Rutter Co-COO

/s/ Peter Shaw
Peter Shaw

/s/ Alan Casnoff
Alan Casnoff

SCHEDULE 6.1

Exceptions to Representations and Warranties

Section 2.4 Litigation. Borrower currently has the following buyer litigation matters: (1) Tom Lennon has filed to suit to get his earnest money deposit back. Borrower is defending that claim and Borrower’s counsel feels very confident for multiple reasons that Borrower will prevail. The court ruled on Borrower’s preliminary objections dismissing all but the contract claim. (2) Patty Shin has sued for return of half of her earnest money deposit. This matter has been resolved and Borrower will be paying $23,000 in full settlement. (3) A group of purchasers have filed a summons but no complaint. Their claim is not set forth in the summons; however, Borrower believes that it is based on the theory that the purchasers’ units are not worth as much as the purchasers paid because they were misled as to the percentage of units that had been sold and also because of the auction of certain of the unsold units.

Section 2.5(a) Approved Budget. The Approved Budget has changed since the date of the Existing Agreement. Borrower represents that there have been no changes to the Approved Budget which have not been approved by Lender.

Section 2.5(e) Encroachments. The following encroachments exist: (i) a caisson extends 8 inches over the property line on Market Street, which is permitted by City code; and (ii) a portion of the foundation extends 8 inches over the property line to meet the bridge abutment on Kennedy Boulevard all as permitted by City code and as required by the Philadelphia Streets Department.

EXHIBIT K

Price List

Casnoff/Shaw/Thomas Properties-Murano

2101-2119 Market Street

Philadelphia, PA

Count	Unit*	S/F	Sold SF	BR/BA Count	Revised List Prices	Revised List Price/SF	Buyer	Status
1	4304	1,659		2 BR/2 BA	$2,338,000	$1,409		AFS
2	4303	1,902		2 BR/2.5 BA	$2,762,000	$1,452		AFS
3	4302	2,254		2 BR/3 BA	$2,635,000	$1,169		AFS
4	4301	2,626		3 BR/3.5 BA	$3,226,000	$1,228		AFS
5	4206	1,257		2 BR/2 BA	$1,024,000	$815		AFS
6	4205	1,254		2 BR/2 BA	$977,000	$779		AFS
7	4204	1,498		2 BR/2.5 BA	$1,190,000	$794		AFS
8	4203	1,709		2 BR/2.5 BA	$1,849,000	$1,082		AFS
9	4202	1,960		2 BR/2.5 BA	$2,338,000	$1,193		AFS
10	4201	1,455		2 BR/2.5 BA	$1,105,000	$759		AFS
11	4106	1,257		2 BR/2 BA	$1,024,000	$815		AFS
12	4105	1,254		2 BR/2 BA	$977,000	$779		AFS
13	4104	1,498		2 BR/2.5 BA	$1,105,000	$738		AFS
14	4103	1,709		2 BR/2.5 BA	$1,785,000	$1,044		AFS
15	4102	1,960		2 BR/2.5 BA	$1,913,000	$976		AFS
16	4101	1,455		2 BR/2.5 BA	$1,020,000	$701		AFS
17	4006	1,257		2 BR/2 BA	$949,000	$755		AFS
18	4005	1,254		2 BR/2 BA	$949,000	$757		AFS
19	4004	1,435		2 BR/2.5 BA	$1,020,000	$711		AFS
20	4003	1,709		2 BR/2.5 BA	$1,300,000	$761		AFS
21	4002	1,960		2 BR/2.5 BA	$1,466,000	$748		AFS
22	4001	1,392		2 BR/2.5 BA	$935,000	$672		AFS
23	3908	758		1 BR/1 BA	$409,500	$540		AFS
24	3907	1,257		2 BR/2 BA	$720,000	$573		AFS
25	3905	810		1 BR/1 BA	$459,000	$567		AFS
	3904
26	3903	2,339		3 BR/3 BA	$1,620,000	$693		AFS
27	3808	761		1 BR/1 BA	$400,500	$526		AFS
28	3807	1,254		2 BR/2 BA	$711,000	$567		AFS
29	3805	822		1 BR/1 BA	$450,000	$547		AFS
	3804
30	3803	2,351		3 BR/3 BA	$1,593,000	$678		AFS
31	3801	1,126		1 BR/1.5 BA	$621,000	$552		AFS
32	3708	761		1 BR/1 BA	$391,500	$514		AFS
33	3705	822		1 BR/1 BA	$441,000	$536		AFS
34	3704	943		1 BR/1 BA	$522,000	$554		AFS
35	3703	1,408		2 BR/2 BA	$819,000	$582		AFS
36	3702	1,408		2 BR/2 BA	$819,000	$582		AFS
37	3701	1,126		1 BR/1.5 BA	$616,500	$548		AFS
38	3608	761		1 BR/1 BA	$382,500	$503		AFS
39	3607	876		1 BR/1 BA	$450,000	$514		AFS
40	3606	1,634		2 BR/3 BA	$918,000	$562		AFS
	3605
41	3604	1,765		3 BR/3 BA	$945,000	$535		AFS
42	3602	1,408		2 BR/2 BA	$810,000	$575		AFS
43	3601	1,126		1 BR/1.5 BA	$612,000	$544		AFS
44	3508	761		1 BR/1 BA	$373,500	$491		AFS
45	3507	876		1 BR/1 BA	$441,000	$503		AFS
46	3506	1,634		2 BR/3 BA	$909,000	$556		AFS
47	3505	822		1 BR/1 BA	$423,000	$515		AFS
	3504
48	3503	2,351		3 BR/3 BA	$1,512,000	$643		AFS
49	3502	1,408		2 BR/2 BA	$801,000	$569		AFS
50	3501	1,126		1 BR/1.5 BA	$607,500	$540		AFS

Count	Unit*	S/F	Sold SF	BR/BA Count	Revised List Prices	Revised List Price/SF	Buyer	Status
51	3408	761		1 BR/1 BA	$364,500	$479		AFS
52	3407	876		1 BR/1 BA	$432,000	$493		AFS
53	3406	1,634		2 BR/3 BA	$900,000	$551		AFS
54	3405	810		1 BR/1 BA	$414,000	$511		AFS
	3404
55	3403	2,339		3 BR/3 BA	$1,485,000	$635		AFS
56	3307	876		1 BR/1 BA	$423,000	$483		AFS
57	3306	1,634		2 BR/3 BA	$891,000	$545		AFS
	3304
58	3303	2,351		3 BR/3 BA	$1,458,000	$620		AFS
59	3301	1,126		1 BR/1.5BA	$598,500	$532		AFS
60	3208	743		1 BR/1 BA	$346,500	$466		AFS
61	3207	876		1 BR/1 BA	$414,000	$473		AFS
62	3206	1,634		2 BR/3 BA	$882,000	$540		AFS
	3204
63	3203	2,351		3 BR/3 BA	$1,431,000	$609		AFS
64	3202	1,408		2 BR/2 BA	$774,000	$550		AFS
65	3201	1,091		1 BR/1.5 BA	$594,000	$544		AFS
66	3107	876		1 BR/1 BA	$405,000	$462		AFS
67	3104	943		1 BR/1 BA	$477,000	$506		AFS
68	3101	1,091		1 BR/1.5 BA	$589,500	$540		AFS
69	3007	876		1 BR/1 BA	$396,000	$452		AFS
70	3006	1,634		2 BR/3 BA	$864,000	$529		AFS
	3004
71	3003	2,351		3 BR/3 BA	$1,377,000	$586		AFS
	2604
72	2603	2,351		3 BR/3 BA	$1,200,000	$510		AFS
	2504
73	2503	2,339		3 BR/3 BA	$1,150,000	$492		AFS
74	1003	1,408		2 BR/2 BA	$550,000	$391		AFS
75	803	1,408		2 BR/2 BA	$540,000	$384		AFS
76	402	1,408		2 BR/2 BA	$520,000	$369		AFS
77	303	1,408		2 BR/2 BA	$515,000	$366		AFS
78	302	1,408		2 BR/2 BA	$515,000	$366		AFS
79	203	1,408		2 BR/2 BA	$515,000	$366		AFS
80	202	1,408		2 BR/2 BA	$515,000	$366		AFS

		113,035	0		$75,200,500	$665

Gray Box	Signifies units boxed together on this spreadsheet have been combined at the Property

Wtd Avg of

NSF Available	113,035	$665